SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-TOM BROWN INC.

    MARIO GABELLI
                       5/19/04           15,000-           48.0000
          GABELLI FOUNDATION
                       5/19/04           10,000-           48.0000
          MJG ASSOCIATES, INC.
                       5/19/04            3,000-           48.0000
      GABELLI SECURITIES, INC.
                       5/19/04            2,000-           48.0000
          GABELLI ASSOCIATES LTD
                       5/19/04          319,700-           48.0000
                       5/18/04           35,000            47.9500
          GABELLI FUND, LDC
                       5/19/04            2,000-           48.0000
          GAF II
                       5/19/04            7,200-           48.0000
          GABELLI ASSOCIATES FUND
                       5/19/04          232,700-           48.0000
                       5/18/04           25,000            47.9500
                       5/14/04            1,100            47.9000
        GABELLI PERFORMANCE PARTNERS
                       5/19/04            8,000-           48.0000
          GABELLI INTERNATIONAL LTD
                       5/19/04            8,000-           48.0000
          GABELLI ASSET MANAGEMENT INC.
                       5/19/04          373,300-           48.0000
                       5/18/04            1,600            47.9400
                       5/14/04           40,000            47.9300
                       5/12/04          115,000            47.9100
                       5/11/04           56,700            47.8988
          GAMCO INVESTORS, INC.
                       5/19/04          190,000-           48.0000
                       5/19/04        1,396,600-           48.0000
                       5/18/04           40,000            47.9500
                       5/14/04            1,000            47.9000
      GABELLI FUNDS, LLC.
               GABELLI MATHERS FUND
                       5/19/04            1,000-           48.0000
               GABELLI VALUE FUND
                       5/19/04           50,000-           48.0000
               GABELLI UTILITY TRUST
                       5/19/04           81,700-           48.0000
               GABELLI EQUITY TRUST
                       5/19/04          282,500-           48.0000
               GABELLI EQUITY INCOME FUND
                       5/19/04           60,000-           48.0000
               GABELLI DIVIDEND & INCOME TRUST
                       5/19/04          353,300-           48.0000
               GABELLI CONVERTIBLE FUND
                       5/19/04           25,000-           48.0000
               GABELLI ASSET FUND
                       5/19/04          120,000-           48.0000
               GABELLI CAPITAL ASSET FUND
                       5/19/04           30,000-           48.0000
               GABELLI ABC FUND
                       5/19/04          200,000-           48.0000

(1) THE TRANSACTIONS ON 5/19/04 WERE IN CONNECTION WITH THE
TENDER OFFER DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE
13D. UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS WERE
EFFECTED ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.